                                     BY-LAWS

                                       OF

                       NATIONAL SEMICONDUCTOR CORPORATION
                       ----------------------------------



                                   ARTICLE I.
                                   ---------
                                     OFFICES
                                     -------


     Section 1. REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II.
                                   ----------
                                  STOCKHOLDERS
                                  ------------

     Section 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at such place either within or without the State of Delaware as may be designated by the board of directors.

     Section 2. ANNUAL MEETING. An annual meeting of stockholders shall be held on the fourth Friday in September of each year, at 10:30 A.M., or at such other date and time as shall be designated by the board of directors. At the annual meeting the stockholders shall elect a board of directors and transact such other business as may be properly brought before the meeting.

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     Section 3.  SPECIAL MEETINGS.  Special meetings of the stockholders (a) may be called by the chairman of the board of directors, the president, or by a majority of the board of directors but (b) shall be called by the secretary at the request in writing of stockholders owning at least 50% in interest of the capital stock of the corporation issued and outstanding and entitled to vote at such meeting. Any business can be transacted at a special meeting of the stockholders.

     Section 4. NOTICE OF MEETINGS. The secretary or such other officer of the corporation as is designated by the board of directors shall serve personally or send through the mails or by telegraph a written notice of annual or special meetings of stockholders, addressed to each stockholder of record entitled to vote at his address as it appears on the stock transfer books of the corporation, stating the time and place of the meeting, not less than ten nor more than sixty days before the date of the meeting, except that a special meeting may be called on five days' notice. If mailed, notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. Notice given by telegraph shall be deemed to have been given upon delivery of the message to the telegraph company.

     Section 5. WAIVER OF NOTICE. Notice of a meeting need not be given to any stockholder who signs a waiver of notice, in person or by proxy, whether before or after a meeting. The attendance of any

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stockholder at a meeting, in person or by proxy, without protesting either prior thereto or at its commencement the lack of notice of such meeting, shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     Section 6. ACTION BY CONSENT. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 7. STOCKHOLDER'S LIST. The officer who has charge of the stock transfer book of the corporation shall prepare and make, at least ten days before every meeting of the stockholders at which directors are to be elected, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of

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shares registered in the name of each stockholder.  Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 8. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business except as otherwise provided by statute. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority in interest of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or after the adjournment

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a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote.

     Section 9. PROXIES. At all meetings of stockholders, each stockholder entitled to vote shall have one vote, to be exercised in person or by proxy, for each share of capital stock having voting power, held by such stockholder. All proxies shall be in writing, shall relate only to a specific meeting (including continuations and adjournments of the same), and shall be filed with the secretary at or before the time of the meeting. Each proxy must be signed by the shareholder or his attorney-in-fact. The person or persons named in a proxy for a specific meeting may vote at any adjournment of the meeting for which the proxy was given. If more than one person is named as proxy, a majority of such persons so named present at the meeting, or if only one shall be present, then that one, shall have and exercise all the powers conferred upon all of the persons unless the proxy shall provide otherwise. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged prior to or at its exercise and the burden of proving invalidity shall rest on the challenger.

     Section 10. VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide

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any question brought before such meeting, except in respect of elections of directors which shall be decided by a plurality of the votes cast, and except when the question is one which by express provision of statute a different vote is required, in which case such express provision shall govern and control the decision of such question. No vote need be taken by ballot unless required by statute.


                                  ARTICLE III.
                                  -----------

                             THE BOARD OF DIRECTORS
                             ----------------------

     Section 1.  COMPOSITION.   The board of directors shall consist of eight
directors subject to such automatic increase as may be required by the corporation's Restated Articles of Incorporation. The board may enlarge or reduce the size of the board in a vote of the majority of the directors in office. No director need be a stockholder.

     Section 2. ELECTION AND TERM. Except as provided in Section 3 of this Article, the directors shall be elected by a plurality vote at the annual meeting of the stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

     Section 3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancy on the board of directors, or any newly created directorships, however occurring, may be filled by a majority of the directors then in office, though less than a quorum or by a

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sole remaining director.  Any vacancy in the board of directors may also be filled by a plurality vote of the stockholders unless such vacancy shall have been previously filled by the board of directors.

     Section 4. POWERS. The business of the corporation shall be managed by its board of directors which shall have and may exercise all such powers of the corporation, including the power to make, alter or repeal the bylaws of the corporation, and do all such lawful acts and things as are not by statute directed or required to be exercised or done by the stockholders.

     Section 5. PLACE OF MEETINGS. The board of directors of the corporation may hold meetings both regular and special, either within or without the State of Delaware. Members of the board of directors or any committee designated by the board, may participate in a meeting of such board or committee by means of a conference telephone by means of which all persons participating in the meeting can hear each other, and participation shall constitute presence in person at such meeting.

     Section 6. REGULAR MEETINGS. Regular meetings of the board of directors may be held without call or notice immediately following the annual meeting of the stockholders and at such time and at such place as shall from time to time be selected by the board of directors, provided that in respect of any director who is absent when such selection is made, the notice, waiver and attendance provisions of Section 7 of this Article shall apply to such regular meetings.

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     Section 7.  SPECIAL MEETINGS AND NOTICE.  Special meetings of the board of directors may be called by the chairman of the board of directors, a majority of the directors or the president on at least two days' notice given to each director, either personally or by mail or telegram sent to his business or home address, stating the place, date and hour of the meeting. If mailed, notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the director at his business or home address. Notice given by telegraph shall be deemed to have been given upon delivery of the message to the telegraph company. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting. The attendance of any director at a meeting, without protesting either prior thereto or at its commencement the lack of notice of such meeting, shall constitute a waiver of notice by him. Any notice or waiver of notice of a meeting of the board of directors need not specify the purposes of the meeting.

     Section 8. QUORUM AND VOTING. At all meetings of the board of directors a majority less one of the total number of directors then in office shall constitute a quorum for the transaction of business, except that in no case shall less than two directors be deemed to constitute a quorum, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, a majority of less than a quorum may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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     Section 9.  ACTION BY CONSENT.  Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board of directors, then in office, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors.

     Section 10. RESIGNATION. Any director may resign at any time upon written notice delivered to the corporation at its principal office. The resignation shall take effect at the time specified therein, and if no time be specified, at the time of its dispatch to the corporation.

     Section 11. REMOVAL. A director may be removed for cause by the vote of a majority of the stockholders at a special or annual meeting after the director has been given reasonable notice and opportunity to be heard before the stockholders.

     Section 12. COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

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                                   ARTICLE IV.
                                   ----------

                                    OFFICERS
                                    --------


     Section 1. DESIGNATION. The officers of the corporation shall consist of a president, a treasurer, a secretary, and such other officers including a chairman of the board of directors, one or more group presidents, vice presidents (including group executive vice presidents, corporate vice presidents and senior vice presidents), assistant treasurers and assistant secretaries, as the board of directors or the stockholders may deem warranted. With the exception of the chairman of the board of directors who must be a director, no officer need be a director or a stockholder. Any number of offices may be held by the same person.

     Section 2. ELECTION AND TERM. Except for officers to fill vacancies and newly created offices provided for in Section 6 of this Article, the officers shall be elected by the board of directors at the first meeting of the board of
directors after the annual meeting of the stockholders.   All officers shall
hold office at the pleasure of the board of directors.

     Section 3. DUTIES OF OFFICERS. In addition to those duties that may from time to time be delegated to them by the board of directors, the officers of the corporation shall have the following duties:

     (a) CHAIRMAN OF THE BOARD. The chairman of the board shall preside at all meetings of the stockholders and of the board of directors at which he is present, shall be ex-officio a member of all committees formed by the board of directors and shall have such other duties and powers as the board of directors may prescribe.

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     (b)  PRESIDENT.  The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect, and, in the absence or nonelection of the chairman of the board of directors, shall preside at all meetings of the stockholders and the board of directors at which he is present if he is also a director. The president also shall execute bonds, mortgages, and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated expressly by the board of directors to some other officer or agent of the corporation and shall have such other powers and duties as the board of directors may prescribe.

     (c) GROUP PRESIDENT. The group president or group presidents, if any, shall have general and active management of the group for which they are designated as president by the board of directors and shall have such other duties and powers as vice-presidents or as the board of directors or the president may prescribe.

     (d) VICE-PRESIDENT. The vice-president or vice-presidents, if any, shall have such duties and powers as the board of directors or the president may prescribe. In the absence of the president or in the event of his inability or refusal to act, the group president or vice-president, if any, or if there be more than one, the group presidents or vice-presidents, in the order designated by the board of directors, or, in the absence of such designation, then in the order of their election, shall perform the duties and exercise the powers of the president.

     (e) SECRETARIES AND ASSISTANT SECRETARIES. The secretary shall record the proceedings of all meetings of the stockholders and all meetings of the board of directors in books to be kept for that purpose, shall perform like duties for the standing committees when required, and shall give, or cause to be given, call and/or notices of all meetings of the stockholders and meetings of the board of directors in accordance with these by-laws. The secretary also shall have custody of the corporate seal of the corporation, affix the seal to any instrument requiring it and attest thereto when authorized by the board of directors or the president, and shall have such other duties and powers as the board of directors may prescribe.

          The assistant secretary, if any, or if there be more than one, the assistant secretaries, in the order designated

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by the board of directors, or, if there be no such designation, then in order of their election, shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall have such other duties and powers as the board of directors may prescribe.

          In the absence of the secretary or an assistant secretary at a meeting of the stockholders or the board of directors, an acting secretary shall be chosen by the stockholders or directors, as the case may be, to exercise the duties of the secretary at such meeting.

          In the absence of the secretary or an assistant secretary or in the event of the inability or refusal of the secretary or an assistant secretary to give, or cause to be given, any call and/or notice required by law or these by-laws, any such call and/or notice may be given by any person so directed by the board of directors, the president or stockholders, upon whose requisition the meeting is called in accordance with these by-laws.

     (f) TREASURER AND ASSISTANT TREASURER. The treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall also disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, shall render to the board of directors, when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation, and shall have such other duties and powers as the board of directors may prescribe. If required by the board of directors, the treasurer shall give the corporation a bond, which shall be renewed every six years, in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          The assistant treasurer, if any, or if there be more than one, the assistant treasurers in the order designated by the board of directors, or, in the absence of such designation, then in the order of their election, shall, in the absence of the

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treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall have such other duties and powers as the board of directors may prescribe.

          (g) OTHER OFFICERS. Any other officer shall have such powers and duties as the board of directors may prescribe.

     Section 4. RESIGNATION. Any officer may resign at any time upon written notice delivered to the corporation at its principal office. The resignation shall take effect at the time specified therein, and if no time be specified, at the time of its dispatch to the corporation.

     Section 5. REMOVAL. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.

     Section 6. VACANCIES AND NEWLY CREATED OFFICES. A vacancy in office, however occurring, and newly created offices, shall be filled by the board of directors.


                                   ARTICLE V.
                                   ---------

                                  CAPITAL STOCK
                                  -------------

     Section 1. STOCK CERTIFICATES. Each holder of stock in the corporation shall be entitled to have a certificate signed in an officer's official capacity or in the name of the corporation by the chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying

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the number of shares owned by him in the corporation.  Where a certificate is countersigned (a) by a transfer agent other than the corporation or its employee, or, (b) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     Section 2. LOST, STOLEN OR DESTROYED CERTIFICATES. The board of directors, or at their direction any officer of the company, may direct a new certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors, or at their direction any officer of the company, may, in its (his) discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the

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corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 3. TRANSFER. Upon surrender to the secretary or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon compliance with any provisions respecting restrictions on transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4. ISSUE OF STOCK. From time to time, the board of directors may, by vote of a majority of the directors, issue any of the authorized capital stock of the corporation for cash, property, services rendered or expenses, or as a stock dividend and on any terms permitted by law.

     Section 5. FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor

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less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 6. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE VI.
                                   ----------

                               GENERAL PROVISIONS
                               ------------------

     Section 1. DIVIDENDS. Dividends upon the capital stock of the corporation may be declared by the board of directors in any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the

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directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 2. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 3. FISCAL YEAR. The fiscal year of the corporation shall be fixed by a resolution of the board of directors.

     Section 4. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE VII.
                                  -----------

                                   AMENDMENTS
                                   ----------

     Section 1. AMENDMENTS. These by-laws may be amended at any proper meeting of the stockholders or of the board of directors.

                                       17
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                                  ARTICLE VIII.
                                  ------------

                                 INDEMNIFICATION
                                 ---------------

     Section 1. NON-DERIVATIVE PROCEEDINGS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any

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criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

     Section 2. DERIVATIVE PROCEEDINGS. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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     Section 3.  MOUNT OF INDEMNIFICATION.  To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. DETERMINATION TO INDEMNIFY. Any indemnification under Sections 1 or 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (3) by the stockholders.

     Section 5. ADVANCE PAYMENT. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of a director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be

                                       20
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indemnified by the corporation as authorized in this section or otherwise pursuant to the law of Delaware.

     Section 6. NON-EXCLUSIVENESS OF BY-LAW. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     Section 7. CONTINUATION OF INDEMNIFICATION. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VIII, or permitted by statute or otherwise, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 8. INDEMNIFICATION INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the

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corporation would have the power to indemnify him against such liability under the provisions of this section.

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